UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 16, 2006

, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation or organization)	Commission file number:	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

(615) 744-3700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), on May 16, 2006, the Company’s shareholders approved an amendment to the Company’s 2004 Equity Incentive Plan (the “Plan”) that increased the total number of shares available for issuance under the Plan by 500,000 shares. The description of the amendment is qualified by reference to the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

        10.1 Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan, as amended  (restated for SEC electronic filing purposes only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PINNACLE FINANCIAL PARTNERS, INC.

                   By: /s/ M. Terry Turner
                          Name: M. Terry Turner
                                                    Title: President and Chief Executive Officer

Date: May 18, 2006